Exhibit 4.1

The follo•.•.~ing abbre”iations shall be oonslrued as though the •.• .. ords set forth belo•.•.• opposite eadlabbre’llia~on •.• .. ere ~”itten out in fnll where snch abbreviatillll appears: TEN COM TEN ENT JTTEN (Name) CUST (Name) UN IF GIFT MIN ACT iSiatei as tenants in oommon as tenants by lhe entireties as joint tenants ‘i•Hh rights of survi”orship and not as tenants in common (Name) as Custodian for (Name:1 under the (State; Unifllf’m Gins to Minors A~t Additional abbrE:\Iia,ons may also be used though not in lhe abo”e list. • PIN$• in$erl Soeialln$uranee, Tax ld•ntifieation, or other identifying numb•r of hn$l&r.e. For value received the undersigned hereby sells. assigns and transfers unto Insert name and address of ~ansferee shares represented by this certificate and does hereby irrevocably constitute and appoint the attorney of the undersigned to transfer the said shares on the books of the Company with full power of substitution in the premises. LE: DATED: _________ _ Les abre”iations sui” antes doi\lent etre interpretees cam me si les expressions correspondantes etaient eaites en toutes letres : TEN COM - a ti~e de priJPri&taires en commnn TEN ENT - a ti~e de tenants unitaires JT TEN - a ‘tre de copropri6ctaires a”ec gain de survie et non 3 titre de proprietlires en cr.mmun (Nom) CUST (NO!fl) UNIF - (Nom) 3 titre de,depositaire pour (Nom) en <ertu de Ia Unilonn Gifts to GIFT MIN ACT (Etali Minllf’s Act de \Etali Des al:ffi>liatilllls an~es que cenes qni sllllt dlllln&es <.i-dessns penvent anssi ere ntitisees. • Vet~illez inseri~ le num6fo d’a$6urane• soeial•, te num6fo d’id•ntifieation aux fins de l’imp61 ou tout aulre num6fo permt~lilnl d’identifier le e.ssionnair•. Pour valeur reyue, le soussigne vend, cede et transfere par les presentes a lnserer le nom et l’adresse du oessionnaire actions representees par le present certificat et nom me irrevocablement le fonde de pouvoir du soussig ne charge d’inscrire le transfer! desdites actions aux registres de Ia Societe, avec pie in pouvoir de substitution a eel egard. Signature of Shareholder I Signature de l’actionnaire Signature of Guarantor I Signature du garant Signature Guarantee: The signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoe’!er and must be guaranteed by a major Canadian Schedule I chartered bank or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP. MSPi. The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”. In the USA, signature guarantees must be done by members of a “Medallion Signature Guarantee Program” only. Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of the Stamp Medallion Program. Garantie de &ignature : La signature apposee aux fins de celle cession do it correspondre ex.1ctement au nom qui est inscrit au recto du certificat, sans aucun changement, et do it etre gamntie par une oonque it charte canadienne de I’Annexe 1 ou un membre d’un programme de garantie de signature Medallion acceptable (STAMP. SEMP. MSP). Le garant doit apposer un timbre ponant Ia mention« Signature Guaranteed». Aux Etats-Unis, seuls les tnembres d’un « Medallion Signature Guarantee Program .. peuvent garantir une signature. Les garanties de signature ne peuvent pas etre faites par des caisses d’epargne (oo Treasury Branches oo). des caisses de credit(« Credit Unions »i ou des Caisses Populaires, il moins qu’elles ne soient metnbres du programme de garantie de signature lvtedallion ST AlvtP. Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in an Amended and Restated Shareholder Rights Plan Agreement, dated as of May 21, 2015, as such may from time to time be amended, restated, varied or replaced, (the “Rights Agreement”), between Sierra Wireless, Inc. (the “Corporation”j and Cotnputershare Investor Se~1ices Inc. as Rights Agent, the terms of which are hereby incorporated herein by reference and, a copy of which is on file at the registered office of the Corporation. In certain circumstances, as set forth, in the Rights Agreement, such Rights may be amended, redeemed, may expire, may become void (W, in certain cases, they are “Beneficially Owned” by an “Acquiring Person”, as such terms are defined in the Rights Agreement, or a transferee thereof) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Corporation will mail or armnge for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge as soon as practicable, after the receipt of a written request therefor. SECURITY INSTRUCTIONS- INSTRUCTIONS DE SECURITE l i ltS IS WA1 CRMAI1KCD PAP LA, DO NOl ACCCPl WITI IOUT NOTINO Wil t CRMARK I·IOLI) TO l iGHT TO VERIFY W/\TFRMIIRK. PAPILH f lliGHAN I~ . NE PIIS ACCFPTFR SANS VFRIFIF.A I A PRFSFNCE DU FILIGRANE. POU t~ CE FAIRE. PLACER A LA LUMIERE. 01CEIA